UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Merck & Co., Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Your Vote Counts! Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V90969-P46756-Z92129 *Please check the meeting materials for any special requirements for meeting attendance. MERCK & CO., INC. 126 EAST LINCOLN AVENUE RAHWAY, NJ 07065 MERCK & CO., INC. 2026 Annual Meeting Vote by May 25, 2026 11:59 PM ET You invested in MERCK & CO., INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 26, 2026. Vote Virtually at the Meeting* May 26, 2026 9:00 a.m. Eastern Time Virtually at: www.virtualshareholdermeeting.com/MRK2026 Get informed before you vote View the Notice and Proxy Statement and Annual Report on Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 12, 2026. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639, or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Merck

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THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	*Election of Directors*	
	Nominees:	
1a.	Douglas M. Baker, Jr.	For
1b.	Mary Ellen Coe	For
1c.	Pamela J. Craig	For
1d.	Robert M. Davis	For
1e.	Thomas H. Glocer	For
1f.	Surendralal L. Karsanbhai	For
1g.	Risa J. Lavizzo-Mourey, M.D.	For
1h.	Stephen L. Mayo, Ph.D.	For
1i.	Paul B. Rothman, M.D.	For
1j.	Patricia F. Russo	For
1k.	Christine E. Seidman, M.D.	For
1l.	Inge G. Thulin	For
1m.	Kathy J. Warden	For
2.	Non-binding advisory vote to approve the compensation of our named executive officers.	For
3.	Ratification of the appointment of the Company's independent registered public accounting firm for 2026.	For
4.	Shareholder proposal regarding a report on DEI risks in federal contracting.	Against
5.	Shareholder proposal regarding a report on healthcare coverage gaps.	Against
6.	Shareholder proposal regarding a report on political contributions.	Against

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V90970-P46756-Z92129